Securities & Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report: March 2, 1998

Lotus Pacific, Inc.
(Exact name of registrant as specified in its charter)

Delaware
State of Organization

33-3272-W
Commssion File Number

52-1947160
Employer Identification Number

200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
Address of Principal Executive Office

(908) 885-1750
Registrant's Telephone Number, Including Area Code

Item 5.  Other Events

On February 8, 1998, the Company entered into a Stock
Subscription Agreement with Hambrecht & Quist Asia
Pacific Limited and its affiliate Asia Pacific Growth
Fund II, L. P. (collectively "H&Q"). Pursuant to this agreement:

(1)	 H&Q invested US $6,000,000 to acquire a 5.5%
equity interest in Regent Electronics Corp. ("REC"), a subsidiary of the Company.

After this transaction, the Company holds an 87.3% equity interest in REC.

(2)	REC granted H&Q warrants to purchase an additional
US $6,000,000 worth of its capital stock within five years.

(3)	Subject to certain conditions, the REC shares held
by H&Q may be converted into the common shares of the Company after January 1, 2000.

All matters referred to above were approved by the consent of a majority interest of the holders of the Company's outstanding shares of the common stock.

ITEM 7.	Financial Statements, Pro Forma Financial
Information and Exhibits

(a)  Financial statements of business acquired.
     None.

(b)  Pro forma financial statements.
     None.

(c)  Exhibits.
     None.

SIGNATURE

Pursuant to the requirements of the Securities & Exchange
Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Lotus Pacific, Inc.

/s/

By: James Yao, Chairman & President

Dated:	March 2, 1998